UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2005

Learning Tree International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification No.)

6053 West Century Boulevard, Los Angeles, CA	90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 417-9700

Item 1.01.	Entry into a Material Definitive Agreement

On April 27, 2005, Learning Tree International, Inc., a Delaware corporation, entered into facility leases with each of Westinghouse Brake and Signal Holdings Limited (the “Westinghouse Lease”) and Bombardier Transportation UK Limited (the “Bombardier Lease”). Each lease is a 10 year no-break lease, including 18 months free rent. The Westinghouse Lease is for premises of 4,456 square feet located at 24 Eversholt Street, London NW1, at the rate of 27 Pounds Sterling per square foot, totaling an aggregate of 120,312 Pounds Sterling per annum. The Bombardier Lease is for premises of 6,723 square feet located at 24 Eversholt Street, London NW1, at the rate of 27 Pounds Sterling per square foot, totaling an aggregate of 181,521 Pounds Sterling per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: May 2, 2005	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
President